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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1994 on Blockbuster Entertainment Corporation's 1993, 1992 and 1991 financial statements, included in Viacom Inc.'s Form 8-K dated April 13, 1995, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Fort Lauderdale, Florida,

May 23, 1996.